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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                                Date of Report
            (Date of earliest event reported): September 28, 1995

                    AMERICAN RETIREMENT VILLAS PROPERTIES
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            (Exact name of registrant as specified in its charter)


         California                     33-633                33-0154077
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(State or other jurisdiction         (Commission            (I.R.S Employer
      of organization)               File Number)        Identification Number)


     245 Fischer Avenue, Suite D-1
         Costa Mesa, California                                 92626
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (714) 751-7400


                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)



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Item 5.   Other Events.  On August 29, 1995, American Retirement Villas
Properties (the "Partnership") initiated the solicitation of consents from the holders of units of the Partnership regarding the sale of the four assisted living facilities (the "Properties") owned by the Partnership to Nationwide Health Properties, Inc. ("NHP") and, following such sale, the distribution of the net proceeds of sale in accordance with the terms of the limited partnership agreement of the Partnership, and the subsequent termination, dissolution and winding up of the Partnership (collectively, the "Sale and Liquidation"). On September 28, 1995, the Partnership received consents from holders of a majority of the units to the proposed Sale and Liquidation and terminated the solicitation of consents. The sale of the Properties to NHP is expected to close prior to the end of October 1995 and distribution of the net proceeds from the sale are expected to be forwarded to holders of units fifteen days after the closing date of the sale. The Partnership will be dissolved and the Partnership's business affairs will be wound up promptly thereafter.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 10, 1995                 AMERICAN RETIREMENT VILLAS
                                        PROPERTIES

                                        By:  ARV ASSISTED LIVING, INC.,
                                             a California corporation
                                        Its: Managing Partner


                                                By:  /s/  GRAHAM ESPLEY-JONES
                                                   ----------------------------
                                                     Graham Espley-Jones,
                                                     Chief Financial Officer

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